Exhibit 5.1

[Latham & Watkins LLP Letterhead]

September 11, 2003

Intuitive Surgical, Inc.

950 Kifer Road

Sunnyvale, California 94086

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

In connection with the registration statement on Form S-3 (the “Registration Statement”) to be filed by Intuitive Surgical, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission on September 11, 2003 under the Securities Act of 1933, as amended, you have requested our opinion with respect to the matters set forth below.

You have provided us with a draft of the Registration Statement, in the form in which it will be filed, which includes a prospectus (the “Prospectus”). The Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus (each, a “Prospectus Supplement”). The Prospectus, as supplemented by various Prospectus Supplements, will provide for the offering by the Company of up to $100,000,000 aggregate offering price of shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”).

In our capacity as your special counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares, and for the purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed and that the terms of each issuance will otherwise be in compliance with law. In addition, we have examined such matters of fact and questions of law, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate record and instruments, as we have considered appropriate for purposes of this letter. As to facts material to the opinions, statements and assumptions expressed herein, we have, with your consent, relied upon oral and written statements and representations of officers and other representatives of the Company and others. We have not independently verified such factual matters.

We are opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of any other laws.

Subject to the foregoing, it is our opinion that as of the date hereof, when the Registration Statement and any required post-effective amendments thereto and any and all Prospectus Supplement(s) required by applicable law have all become effective under the Securities Act, and upon adoption by the Board of Directors of the Company of a resolution in form and content as required by applicable law authorizing the issuance of Shares and upon issuance and delivery of and payment of legal consideration in excess of the par value thereof for the Shares in the manner contemplated by the Registration Statement, the Prospectus, the related Prospectus Supplement(s) and by such resolution, and assuming that (i) the terms of such Shares as executed and delivered are as described in the Registration Statement, the Prospectus, and the related Prospectus Supplements, (ii) at the time of issuance of such Shares, the Company has a sufficient number of authorized but unissued shares of Common Stock under its certificate of incorporation and (iii) such Shares as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company, such Shares will be validly issued, fully paid and nonassessable.

We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading “Legal Matters” in the Prospectus included therein.

Very truly yours,

/s/ Latham & Watkins LLP